UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Brigham Street, Unit 4, Marlborough, MA 01752
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONDS	The Nasdaq Stock Market LLC, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2024, Ondas Holdings Inc. (the “Company”) consummated the Offerings (as defined below) for the aggregate amount of gross proceeds of approximately $8.6 million.

Ondas Transaction

On February 26, 2024, the Company entered into a Securities Purchase Agreement (the “Ondas Agreement”) with certain purchasers named therein (the “Ondas Purchasers”) for the purchase and sale of (i) an aggregate of 3,616,071 shares (the “Holdings Shares”) of the Company’s common stock, $0.0001 par value per share (“Holdings Common Stock”) and (ii) warrants to purchase an aggregate of 3,616,071 shares of Ondas Autonomous Holdings Inc.’s, a subsidiary of the Company, common stock $0.0001 par value per share, at an exercise price described in the OAH Warrant (as defined below) and exercisable commencing ninety days following the date of issuance through the fifth anniversary of the date of issuance (the “OAH Warrants,” and together with the Holdings Shares, the “Ondas Offering Securities”), for gross proceeds of approximately $4.1 million (the “Ondas Offering”). The purchase price paid by the Ondas Purchasers for the Holdings Shares was $1.12 per share.

The Ondas Offering was consummated on February 26, 2024. The Holdings Shares were offered and sold, and were issued, pursuant to the Prospectus Supplement, dated February 26, 2024, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-276852) initially filed with the Securities and Exchange Commission (“SEC”) on February 2, 2024 (the “Registration Statement”) and declared effective by the SEC on February 15, 2024.

The Company intends to use the net proceeds from the sale of the Ondas Offering Securities for general working capital purposes.

Networks Transaction

Also on February 26, 2024, Ondas Networks Inc., a Delaware corporation (“Networks”) and subsidiary of the Company, entered into a Preferred Stock Purchase Agreement (the “Networks Agreement”) for an investment of $4.50 million in Networks (the “Networks Offering,” and together with the Ondas Offering, the “Offerings”). The Networks Agreement was entered into with the purchasers named therein (the “Networks Purchasers”) for the sale of shares of preferred stock for a purchase of $4.50 million. The Networks Offering was consummated on February 26, 2024.

Pursuant to the Networks Agreement, the Networks Purchasers would acquire the following in the Networks Offering for gross proceeds to Networks of $4.5 million: (i) 108,925 shares of preferred stock of Networks, $0.00001 par value per share (the “Preferred Stock”), at a purchase price of $41.3104 per share (the “Per Share Price”), convertible into shares of Common Stock, $0.00001 par value per share of Networks (the “Networks Common Stock”) and (ii) warrants to purchase 3,015,000 shares of Holdings Common Stock, at an exercise price of $1.26 per share, exercisable commencing ninety days following the date of issuance through the fifth anniversary of the date of issuance (the “Holdings Warrants,” and together with the Preferred Stock, the “Networks Offering Securities”).

The Preferred Stock accrues dividends at the rate per annum of eight percent (8%) of the original issue price, of $41.3104 per share (the “Original Issue Price”). Dividends shall be payable only when, as, and if declared by the board of directors of Networks and Networks shall be under no obligation to pay such dividends. Such dividends are payable in cash or additional shares of Preferred Stock, with such valuation based on the Original Issue Price. Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Networks Common Stock as is determined by dividing the Original Issue Price by the conversion price in effect at the time of conversion, which initially is set at $41.3104. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Networks Common Stock to be issued upon conversion of the Preferred Stock shall be rounded to the nearest whole share.

Pursuant to the Networks Agreement, the Company entered into a registration rights agreement with the purchasers to register the resale of the Holdings Common Stock underlying the Holdings Warrants pursuant to a registration statement to be filed no later 180 days following the closing of the Networks Offering. A form of the registration rights agreement is attached as Exhibit 10.4 to this Form 8-K and incorporated herein by reference. Also, pursuant to the Networks Agreement, the Networks Purchasers became parties to those certain investors’ rights agreement, right of first refusal agreement, and voting agreement, dated July 21, 2023. Forms of each of these agreements are attached to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 24, 2023 and incorporated herein by reference.

Networks will use the proceeds from the sale of the Networks Offering Securities to immediately redeem an amount of shares of Networks Common Stock at the Per Share Price held by the Company that is equivalent to the amount of proceeds raised in the sale of the Networks Offering Securities.

The issuance of the OAH Warrants and Networks Offering Securities were exempt from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Ondas Purchasers and Networks Purchasers that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the OAH Warrants and Networks Offering Securities.

The foregoing is not intended to be a full and complete description of the Offerings. Terms of the Offerings are more fully described in the copies of the Offerings documents attached as exhibits to this Form 8-K and incorporated herein by reference.

Agreement and Waiver

As previously disclosed, on October 28, 2022, the Company issued certain 3% Senior Convertible Notes in the aggregate original principal amount of $34.5 million (the “Initial Convertible Notes”), pursuant to a Securities Purchase Agreement, dated October 26, 2022 (the “Original SPA”), by and between the Company and selected institutional investors (the “Investor”), as amended by Amendment No. 1 to Securities Purchase Agreement, dated January 20, 2023 (the “Amendment”) and the Agreement and Waiver, dated July 21, 2023 (the “Initial Waiver,” together with the Original SPA and Amendment, the “SPA”). The Initial Convertible Notes were convertible into shares of Holdings Common Stock and were subsequently exchanged by the Company, on a dollar-for-dollar basis, into 3% Senior Convertible Notes Due 2024 (the “Exchange Notes”). The Exchange Notes have a maturity date of April 28, 2025. On July 25, 2023, the Company issued certain 3% Series B-2 Senior Convertible Notes in the aggregate original principal amount of $11.5 million (the “Additional Notes,” together with the Exchange Notes, the “Notes”), pursuant to the SPA.

On February 23, 2024, the Company and the Investor entered into an Agreement and Waiver (the “Waiver”) with respect to certain terms of the Notes. Pursuant to the Waiver, the Company and the Investor agreed that:

●	the Investor shall waive Section 4(q) of the SPA, solely with respect to the Offerings;

●	the Investor shall waive any right to adjust the Conversion Price (as defined in the Notes) of the Notes pursuant to Section 7 of the Notes and any Additional Notes that may be issued from time as a result of the consummation of all or any portion of the Offerings; and

●	the Investor shall waive any applicable provisions of the SPA or the Notes, including, without limitation, Section 13(f) of the Notes, Section 5(a) of the Notes, and Section 4(m)(iii) of the Original SPA (but, in the case of Section 4(m)(iii) and in the interest of clarity, only with respect to issuances of securities of Networks) such that the Company or any of its subsidiaries, including any “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (“Company Subsidiaries” and each a “Company Subsidiary”) may, directly or indirectly, including through Affiliates (as defined in the Notes) or otherwise, in one or more transactions (including pursuant to a merger), sell, assign, transfer, convey or otherwise dispose of (x) any of (including all or substantially all of) the properties or assets of Networks, or (y) any equity interests (including a controlling equity interest) in Networks, in each case as would otherwise have required the affirmative consent or approval of Investor but for this waiver (each a “Waiver Transaction”), provided that, as consideration for any Waiver Transaction, the Company receives (whether directly or via a distribution from a Company Subsidiary) an amount in cash equal to no less than 125% of the principal and interest under the Notes and any Additional Notes then outstanding as of the date Company gives written notice to Investor of such Waiver Transaction.

The Waiver also contains customary representations and warranties and covenants for a transaction of this nature.

The foregoing is only a summary of the material terms of the Initial Convertible Notes, the Exchange Notes, the Additional Notes, the Original SPA, the Amendment, the Initial Waiver, the Waiver, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Initial Convertible Notes, the Exchange Notes, the Additional Notes, the Original SPA, the Amendment, the Initial Waiver, and the Waiver is qualified in its entirety by reference to forms of such agreements, which are filed as Exhibits 4.1 and 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2022, Exhibit 4.1 and 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 23, 2023, Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on July 24, 2023, Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 28, 2023, and Exhibit 10.6 to this Current Report on Form 8-K, as applicable, and are each incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the securities referred to herein in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.02. Results of Operations and Financial Condition.

On February 26, 2024, the Company issued a press release reporting preliminary select financial results for the year ended December 31, 2023 and the consummation of the transactions described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2023 and its results of operations for the year ended December 31, 2023. The audit of the Company’s financial statements for the year ended December 31, 2023 is ongoing and could result in changes to the information in this Item 2.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

The opinion delivered to the Company by Snell & Wilmer LLP in connection with the sale of an aggregate of 3,616,071 shares of Common Stock pursuant to the Ondas Agreement is being filed herewith in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and is incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Form of Securities Purchase Agreement, dated February 26, 2024, between Ondas Holdings Inc., the Purchasers and solely with respect to Section 4.9 of this ONDS Agreement, Ondas Autonomous Holdings, Inc.
10.2	Form of Warrant (included as Exhibit B to Exhibit 10.1 of this Form 8-K).
10.3	Form of Preferred Stock Purchase Agreement, dated February 26, 2024, between Ondas Networks Inc. and the Purchasers.
10.4	Form of Registration Rights Agreement (included as Exhibit E to Exhibit 10.3 of this Form 8-K).
10.5	Form of Warrant (included as Exhibit B to Exhibit 10.3 of this Form 8-K).
10.6	Form of Agreement and Waiver, dated as of February 23, 2024, by and between Ondas Holdings Inc. and the investor signatory thereto.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
99.1	Press Release, dated February 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2024	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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